UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013 (September 30, 2013)

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-187092	90-0929989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2013, American Realty Capital Trust V, Inc. (the “Company”), through wholly owned subsidiaries of its operating partnership, completed the acquisition of 41 properties owned by subsidiaries of Fortress Investment Group LLC (“Fortress” and such subsidiaries, collectively, the “Sellers”) pursuant to a purchase and sale agreement between the Company’s sponsor, AR Capital, LLC, and the Sellers. The 41 properties represent the initial tranche of the Company’s 51-property portfolio acquisition from Fortress and certain of its affiliates. The Sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The purchase price of the 41 properties was $267.7 million, exclusive of closing costs. The remaining ten properties to be acquired by the Company from Fortress and certain of its affiliates are expected to be purchased for $34.5 million. The Company funded the purchase price of the 41 properties with cash on hand from its ongoing initial public offering. The annualized rental income on a straight-line basis for the 41 properties is approximately $20.4 million.

The 41 properties contain approximately 1.0 million rentable square feet and are 100% leased to 6 tenants. As of the date of this filing, those leases have a weighted average remaining lease term of 13.2 years and the leases are primarily net, whereby the tenant is required to pay substantially all operating expenses, including costs to maintain and repair the roof and structure of the building and the cost of all capital expenditures, in addition to base rent.

The following table provides information about the portfolio relating to the tenant, number of locations, weighted average lease term remaining, rentable square feet and purchase price for each of the tenants described above.

Tenant	Number of Locations	Weighted Average Lease Term Remaining (in years)	Rentable Square Feet	Purchase Price (in millions)
Walgreens	10	16.1	145,665	$42.3
O’Charley’s	20	18.1	135,481	$49.8
Krystals	6	16.0	12,669	$8.5
Merrill Lynch Pierce Fenner & Smith	3	11.2	553,941	$156.7
1st Constitution Bancorp	1	10.3	4,500	$1.9
American Tire Distributors	1	10.4	125,000	$8.5
Total	41	13.2	977,256	$267.7

Item 8.01. Other Events.

On October 4, 2013, the Company issued a press release indicating that it has assembled, as of September 30, 2013, a $2.2 billion portfolio of net lease retail properties to date, including $855.6 million of acquired properties (including the 41 properties described in Item 2.01 above), $1.3 billion of acquisitions under executed purchase and sale agreements and $54.9 million of acquisitions subject to executed letters of intent.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the 41 properties described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or December 14, 2013.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST V, INC.

Date: October 4, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors